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                                                  EXHIBIT #1

                          AGREEMENT

           RESPECTING JOINT FILING OF SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file with the Securities and Exchange Commission a Schedule
13D reporting each of the undersigned's deemed beneficial ownership of shares of Common Stock of Hadron, Inc., a New
York corporation, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

     IN WITNESS THEREOF this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement, and this Agreement may be effected by a written facsimile signature of each party.

Dated: April 10, 2000

                              By:  /S/ JON M. STOUT
                                   -------------------------
                                   Jon M. Stout


                              By:  /S/ PATRICIA W. STOUT
                                   -------------------------
                                   Patricia W. Stout

                                   Stout Dynastic Trust


                              By:  /S/ JON M. STOUT
                                   -------------------------
                                   Jon M. Stout, trustee


                              By:  /S/ J. RICHARD KNOP
                                   -------------------------
                                   J. Richard Knop

                              By:  /S/ JOHN D. SANDERS
                                   -------------------------
                                   John D. Sanders